UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2025

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey, 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective as of June 12, 2025, the Board of Directors (the “Board”) of Tonix Pharmaceuticals Holding Corp. (the “Company”), on the recommendation of its Nominating and Corporate Governance Committee, appointed James Hunter as a member of the Board. Based on his prior employment with the Company, the Board has determined that Mr. Hunter is not independent under the NASDAQ corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Hunter was the Company’s Executive Vice President, Commercial Operations, from June 2023 to December 2024, and was the founder and Chief Executive Officer of Validus Pharmaceuticals LLC, a privately-held pharmaceutical company, from January 2007 to June 2018. Mr. Hunter’s commercial, sales, marketing and market access experience were instrumental in his selection as a member of the Board.

Mr. Hunter will be compensated in accordance with the Company’s standard non-employee director compensation plan and received a stock option grant on June 12, 2025, of 7,740 options, having an exercise price of $34.54, and which vests on the day of the Company’s 2026 annual shareholder meeting.

Transactions with Related Parties

In connection with his employment with the Company, Mr. Hunter received approximately $25,000 in consulting fees during the period beginning January 1, 2025 and ending June 1, 2025, and approximately $215,000 in compensation during the year ended December 31, 2024.

Item 8.01 Other Events

On June 13, 2025, the Company issued a press release announcing Mr. Hunter’s appointment to the Board. A copy of the press release that discusses this matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press Release of the Company, June 13, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 13, 2025	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer